Exhibit 99.1

2025 Fourth Quarter and Full Year Financial Results February 18, 2026 NYSE: CF

Safe harbor statement

All statements in this presentation by CF Industries Holdings, Inc. (together with its subsidiaries, the "Company"), other than those relating to historical facts, are forward-looking statements. Forward-looking statements can generally be identified by their use of terms such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "will" or "would" and similar terms and phrases, including references to assumptions. Forward-looking statements are not guarantees of future performance and are subject to a number of assumptions, risks and uncertainties, many of which are beyond the Company's control, which could cause actual results to differ materially from such statements. These statements may include, but are not limited to, statements about: strategic plans and management's expectations with respect to the production of low-carbon ammonia, the development of carbon capture and sequestration projects, the transition to and growth of a hydrogen economy, greenhouse gas reduction targets, projected capital expenditures, statements about future financial and operating results, and other items described in this presentation. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others: the Company's ability to complete the projects at its Blue Point Complex, including the construction of a low-carbon ammonia production facility with its joint venture partners and scalable infrastructure on schedule and on budget or at all; the Company's ability to fund the capital expenditure needs related to the joint venture at its Blue Point Complex, which may exceed its current estimates; the cyclical nature of the Company's business and the impact of global supply and demand on the Company's selling prices and operating results; the global commodity nature of the Company's nitrogen products, the conditions in the global market for nitrogen products, and the intense global competition from other producers; announced or future tariffs, retaliatory measures, and global trade relations, including the potential impact of tariffs and retaliatory measures on the price and availability of materials for its capital projects and maintenance; conditions in the United States, Europe and other agricultural areas, including the influence of governmental policies and technological developments on the demand for its fertilizer products; the volatility of natural gas prices in North America and globally; weather conditions and the impact of adverse weather events; the seasonality of the fertilizer business; the impact of changing market conditions on the Company's forward sales programs; difficulties in securing the supply and delivery of raw materials or utilities, increases in their costs or delays or interruptions in their delivery; reliance on third party providers of transportation services and equipment; the Company's reliance on a limited number of key facilities; risks associated with cybersecurity; acts of terrorism and regulations to combat terrorism; the significant risks and hazards involved in producing and handling the Company's products against which the Company may not be fully insured; risks associated with international operations; the Company's ability to manage its indebtedness and any additional indebtedness that may be incurred; risks associated with changes in tax laws and adverse determinations by taxing authorities, including any potential changes in tax regulations and its qualification for tax credits; risks involving derivatives and the effectiveness of the Company's risk management and hedging activities; potential liabilities and expenditures related to environmental, health and safety laws and regulations and permitting requirements; regulatory restrictions and requirements related to greenhouse gas emissions, including announced or future changes in environmental or climate change laws; the development and growth of the market for low-carbon ammonia and the risks and uncertainties relating to the development and implementation of the Company's low-carbon ammonia projects; risks associated with investments in and expansions of the Company's business, including unanticipated adverse consequences and the significant resources that could be required; and failure of technologies to perform, develop or be available as expected, including the low-carbon ATR ammonia production facility with carbon capture and sequestration technologies being constructed at its Blue Point Complex. More detailed information about factors that may affect the Company's performance and could cause actual results to differ materially from those in any forward-looking statements may be found in CF Industries Holdings, Inc.'s filings with the Securities and Exchange Commission, including CF Industries Holdings, Inc.'s most recent annual and quarterly reports on Form 10-K and Form 10-Q, which are available in the Investor Relations section of the Company's web site. It is not possible to predict or identify all risks and uncertainties that might affect the accuracy of our forward-looking statements and, consequently, our descriptions of such risks and uncertainties should not be considered exhaustive. There is no guarantee that any of the events, plans or goals anticipated by these forward-looking statements will occur, and if any of the events do occur, there is no guarantee what effect they will have on our business, results of operations, cash flows, financial condition and future prospects. Forward-looking statements are given only as of the date of this presentation and the Company disclaims any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Note regarding non-GAAP financial measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). Management believes that EBITDA, adjusted EBITDA, free cash flow, free cash flow to adjusted EBITDA conversion, free cash flow yield and market cap to free cash flow, which are non-GAAP financial measures, provide additional meaningful information regarding the Company's performance and financial strength. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP. In addition, because not all companies use identical calculations, EBITDA, adjusted EBITDA, free cash flow, free cash flow to adjusted EBITDA conversion, free cash flow yield and market cap to free cash flow included in this presentation may not be comparable to similarly titled measures of other companies. Reconciliations of EBITDA, adjusted EBITDA, free cash flow and free cash flow yield to the most directly comparable GAAP measures are provided in the tables accompanying this presentation.

EBITDA is defined as net earnings attributable to common stockholders plus interest expense (income)—net, income taxes and depreciation and amortization. Other adjustments include the elimination of the portion of interest income (expense)—net and the portion of depreciation and amortization that are included in noncontrolling interests, and loan fee amortization that is included in both interest and amortization. The Company has presented EBITDA because management uses the measure to track performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the industry.

Adjusted EBITDA is defined as EBITDA adjusted with the selected items as summarized in the tables accompanying this presentation. The Company has presented adjusted EBITDA because management uses adjusted EBITDA, and believes it is useful to investors, as a supplemental financial measure in the comparison of year-over-year performance.

Free cash flow is defined as net cash provided by operating activities, as stated in the consolidated statements of cash flows, reduced by capital expenditures and distributions to noncontrolling interest plus contributions from noncontrolling interests. Free cash flow to adjusted EBITDA conversion is defined as free cash flow divided by adjusted EBITDA. Free cash flow yield is defined as free cash flow divided by market value of equity (market cap). Market cap to free cash flow (FCF) is defined as market cap divided by free cash flow. The Company has presented free cash flow, free cash flow to adjusted EBITDA conversion, free cash flow yield and market cap to free cash flow because management uses these measures and believes they are useful to investors, as an indication of the strength of the Company and its ability to generate cash and to evaluate the Company's cash generation ability relative to its industry competitors. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures.

Constructive global nitrogen dynamics and operational excellence deliver strong results

$404M
Q4 2025
Net Earnings

$821M
Q4 2025
Adjusted EBITDA[(1)]

$2.8B
FY 2025
Cash from Operations

$1.7B
FY 2025
Capital Returned to Shareholders[(2)]

$1.5B
FY 2025
Net Earnings

$2.9B
FY 2025
Adjusted EBITDA[(1)]

$1.8B
FY 2025
Free Cash Flow[(3)]

$1.7B
Remaining in Current $2B Share Repurchase Authorization[(4)]

0.26
FY 2025
Recordable Incident Rate[(5)]

97%
FY 2025
Capacity Utilization

62%
FY 2025 FCF/Adj EBITDA Conversion[(6)]

10%
Greater Capacity Utilization than North America Peers[(7)]
5-year rolling average ending 2025

(1) See appendix for reconciliation of adjusted EBITDA to the most directly comparable GAAP measure
(2) Represents last twelve months share repurchases and dividends paid through December 31, 2025
(3) Includes the cash inflows and outflows associated with the Blue Point joint venture, which includes a net cash inflow of ~$100M representing contributions from JERA and Mitsui ($291M) less Capex funded by JERA and Mitsui (60% of $307M). See appendix for reconciliation of free cash flow to the most directly comparable GAAP measure
(4) As of December 31, 2025; share repurchase authorization runs through 2029
(5) Per 200,000 work hours as of December 31, 2025
(6) Represents FY 2025 free cash flow divided by FY 2025 adjusted EBITDA. See appendix for reconciliations of free cash flow and adjusted EBITDA to the most directly comparable GAAP measures
(7) Sourced from CRU Ammonia Database on December 22, 2025

CF 4

5 Advancing our strategy through disciplined capital allocation Pathways to grow shareholder value Return capital to shareholders Disciplined growth initiatives & clean energy Invest in high return projects within our network 2025 Execution • Positive Blue Point FID • JERA & Mitsui confirm offtake for new demand in power generation and other industrial uses • Developing a low - carbon ammonia supply chain through partnerships such as POET and Trafigura • $1.3B to repurchase 16.6M shares representing 10% of shares outstanding since end of 2024 • $326M dividends paid • Donaldsonville CCS project start - up • Generating 45Q tax credits and low - carbon ammonia price premiums • First low - carbon ammonia shipments • DEF load capacity expansion

On track to deliver 20% mid-cycle EBITDA growth

Monetizing decarbonization through structural benefits and CF market opportunities



$ millions
+20%
$2,500
$200
$300
~$3,000
45Q tax credit generation
Low-carbon price premium
Verdigris N_2O abatement
Yazoo City CCS - expected 2028
JV formed with JERA & Mitsui
Positive Blue Point FID
JERA & Mitsui awarded contract for difference from Japanese government
Permits - expected 1H 2026
Begin construction - expected 2026
Commissioning - expected 2029
Current Mid-Cycle EBITDA
Monetizing Decarbonization
Blue Point
Expected Mid-Cycle EBITDA ~2030

6

7 Management Outlook 2026 Outlook : Tight supply - demand balance due to strong global demand, delayed startups, geopolitical uncertainty, gas availability, and European closures Gross ammonia production in 2026 expected to be ~9.5 million tons due to the ongoing outage at the Yazoo City Complex Total capital expenditures expected to be ~$1.3 billion, of which ~$600 million is for the Blue Point JV - CF capital expenditures expected to be ~$950M excluding the portion funded by JERA and Mitsui • ~$550M for the existing network • ~$400M for the Blue Point JV and the Common Facilities Long - term Outlook: Global supply - demand balance expected to tighten further as demand outpaces global nitrogen capacity growth Continued interest in low - carbon nitrogen products Strategic initiatives driving growth and margin expansion today and positioned to achieve expected 2030 mid - cycle targets: - ~$3B EBITDA, growth of 20% - ~$2B FCF, growth of 33%

8 2021 2022 2023 2024 2025 2026F Near - term global nitrogen supply - demand dynamics Sources: Industry Publications, CRU Urea Market Outlook as of December 2025, CF Analysis India Urea Imports 9.3 MMT ~8 - 10 MMT 2021 2022 2023 2024 2025 2026F China Urea Exports Million metric tons 4.9 MMT ~4 - 6 MMT 2021 2022 2023 2024 2025 2026F Brazil Urea Imports 7.7 MMT Nitrogen Market Outlook Continued strong global demand driven by India and Brazil Above average planted corn acres expected in North America Geopolitical and gas - related supply disruptions likely to continue Seasonal Chinese urea exports expected under strict quota Russian nitrogen exports above pre - war levels Impact of new North American ammonia supply dependent on operating rates ~7 - 8 MMT 260k MT Near - term global nitrogen market remains constructive

9 17 30 39 2010 2015 2020 2025 8.2 8.2 7.0 (2) 6.0 (1) Production Capacity millions (nutrient tons) Annual Nitrogen Equivalent Tons per 1,000 Shares Outstanding Delivering value by increasing nitrogen participation per share Million Shares Outstanding (3) Since 2010: Increased production capacity 36% Decreased share count 57% 153.6 214.0 233.1 356.3 +16% (35)% +18% (8)% (28)% • UK NH 3 closed • Waggaman acquired Notes: • Beginning in 2015 includes incremental 50% interest in CF Fertilisers UK acquired from Yara • Beginning in 2016 excludes nitrogen equivalent of 1.1 million tons of urea and 0.58 million tons of UAN under CHS supply agreement and includes expansion project capacity at Donaldsonville and Port Neal • Beginning in 2018 includes incremental 15% of Verdigris production to reflect CF’s acquisition of publicly traded TNH units • Beginning in 2022 includes decrease in production capacity due to Ince plant closure • Beginning in 2023 includes decrease in production capacity due to Billingham NH 3 plant closure and additional production capacity from Waggaman ammonia production complex All N production numbers based on year end figures per 10 - K filings (1) Beginning in 2010 includes capacity from Terra Industries acquisition (2) Beginning in 2013 includes incremental 34% of Medicine Hat production to reflect CF acquisition of Viterra's interests (3) Share count based on end of period common shares outstanding; share count prior to 2015 based on 5 - for - 1 split - adjusted shares 53

10 62% 28% 51% CF Industries… S&P 500 Materials… S&P 500 Industrials… CF 2025 FCF to Adjusted EBITDA conversion outpaces sector averages FCF to Adjusted EBITDA conversion (1) Represents FY 2025 free cash flow divided by FY 2025 adjusted EBITDA . S ee appendix for reconciliations of free cash flow and adjusted EBITDA to the most directly comparable GAAP measures (2) Sourced from Bloomberg as of 2/16/2026 for 12 - month period ended 12/31/2025 . Calculation methods for similarly titled measures used by cited indices may differ from CF’s free cash flow and adjusted EBITDA calculations CF Industries (1) S&P 500 Materials (2) S&P 500 Industrials (2)

Sustained FCF strength points to an undervalued equity relative to fundamentals

Free Cash Flow Yield(1)



14.7%
16.7%
12.0%
10.0%
15.1%
2021
2022
2023
2024
2025 (5)

FCF/Adj EBITDA conversion %(4)

79%	47%	65%	63%	62%

CF

2021 – 2025 average FCF yield **13.7%**
= **7.6x** market cap/FCF(2)

S&P 500 Materials

2021 – 2025 LTM average FCF yield **3.8%**
= **26.3x** market cap/FCF(3)

S&P 500 Industrials

2021 – 2025 LTM average FCF yield **3.3%**
= **30.0x** market cap/FCF(3)

(1) Represents annual free cash flow divided by market value of equity (market cap) as of December 31st of each year for 2021 – 2025. See appendix for reconciliation of free cash flow to the most directly comparable GAAP measure and calculation of market cap
(2) Represents market value of equity (market cap) divided by annual free cash flow. Market cap as of December 31st of each year for 2021 – 2025. See appendix for reconciliation of free cash flow to the most directly comparable GAAP measure and calculation of market cap.
(3) S&P 500 Materials and Industrials FCF yield sourced from Bloomberg as of December 31st of each year for 2021 – 2024, and FCF yield as of 12/31/2025 is sourced as of 2/16/2026. Calculation method for similarly titled measure used by cited indices may differ from CF's free cash flow calculation
(4) Represents annual free cash flow divided by annual adjusted EBITDA. See appendix for reconciliations of free cash flow and adjusted EBITDA to the most directly comparable GAAP measures
(5) Includes the cash inflows and outflows associated with the Blue Point joint venture, which includes a net cash inflow of ~$100M representing contributions from JERA and Mitsui ($291M) less Capex funded by JERA and Mitsui (60% of $307M). See appendix for reconciliation of free cash flow to the most directly comparable GAAP measure

11

12 Strong track record of returning significant portion of free cash flow to shareholders while investing in growth (1) Growth Capex includes decarbonization and margin enhancing projects (2) Inorganic Growth represents the Waggaman acquisition 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 1Y 3Y 5Y Dividends Share Repurchases Inorganic Growth (2) Growth Capex (1) 77% returned to shareholders $2.1B $6.3B $8.9B 1, 3, 5 - year Free Cash Flow Allocation

13 Highly Confidential 0 200 400 $600 North America Other FSU MENA Russia India South Asia China - Advanced Inland Low Latin America China - Anthracite Low China - Natural Gas Low Indonesia China - Advanced Coastal China - Advanced Inland High Southeast Asia Western Europe Ukraine China - Natural Gas High Eastern Europe China - Anthracite High Estimated 2026 Cost Range: $270 - $340 Illustrative of Seasonal H ighs Illustrative of S easonal Lows 2026F Shipments: 18.6M Tons Avg. Appx. Monthly Range Demand driven prices currently above the cost curve, indicating tight global supply 2026 Monthly Delivered U.S. Gulf Urea Cost Curve Y - axis: USD/ st X - axis: Monthly Production Capacity at 95% Operating Rate, million short tons 15 5 10 5 Energy (N.G.) Other Cash Freight Energy (Coal) 20 (1) India gas price set at $4/MMBtu due to non - market subsidies Note: Illustrative seasonal range represents two thirds of one standard deviation from the estimated cost range midpoint based on historic trend the past 20 years Source: Industry Publications, CF Analysis. See appendix for cost curve assumptions (1)

14 $5.00 $4.50 $4.00 $3.50 $3.00 $2.50 $2.00 $0.6 $0.7 $0.9 $1.0 $1.2 $1.3 $1.4 $300 $1.4 $1.5 $1.7 $1.8 $2.0 $2.1 $2.3 $350 $2.2 $2.3 $2.5 $2.6 $2.8 $2.9 $3.1 $400 $3.0 $3.1 $3.3 $3.4 $3.6 $3.7 $3.9 $450 $3.8 $3.9 $4.1 $4.2 $4.4 $4.5 $4.7 $500 $4.6 $4.7 $4.9 $5.0 $5.2 $5.3 $5.5 $550 CF Industries Adjusted EBITDA sensitivity table Table illustrates the CF Industries business model across a broad range of industry conditions $50/ton urea realized movement implies ~$800M change in Adjusted EBITDA on an annual basis (1) Based on 2025 sales volumes of approximately 19.1 million product tons, 2025 gas consumption of 352 million MMBtus and 2023 - 2025 average nitrogen product sales price relationships. Changes in product prices and gas costs are not applied to the CHS minority interest or industrial contracts w her e CF Industries is naturally hedged against changes in product prices and gas costs. Table output assumes 1.4M MT CO2 captured via Donaldsonville CCS (2) Assumes that a $50 per ton change in urea prices is also applied proportionally to all nitrogen products and is equivalent to a $34.78 per ton change in UAN price, $36.96 per ton change in AN price, $89.14 per ton change in ammonia price, and $21.20 per ton change in the price of the Other segment Adjusted EBITDA Sensitivity to Natural Gas and Urea Prices (1) $ billions CF Realized Natural Gas Cost ($/MMBtu) CF Realized Urea Price ($/ton) (2)

15 Estimated Blue Point project cost $3.7B Construction costs and ammonia offtake allocated according to JV equity ownership percentage CF’s estimated project cost: ~$2B ($1.5B for production facility, $550M scalable infrastructure) CF will operate the production and common facilities with production expected in 2029 Blue Point JV is consolidated into CF’s financials (1) Annual dollar amounts and relative percentages for Blue Point Project Phasing and Scalable Infrastructure Phasing are project ed estimates and are subject to change (2) Includes $500M contingency allocated in years 2027 - 2029 Project Highlights: Total 2029F 2028F 2027F 2026F 2025A $Millions (1) ~15% ~25% ~35% ~20% 8% Blue Point Project Phasing $3,700 $593 $1,000 $1,200 $600 $307 Blue Point JV Total (2) $1,480 $237 $400 $480 $240 $123 CF (40%) ~15% ~25% ~35% ~25% 2% Scalable Infrastructure Phasing $550 $66 $125 $200 $150 $9 CF (100%) $2,030 $303 $525 $680 $390 $132 CF Blue Point Total

Appendix

17 Adjusted EBITDA favorable driven by constructive global nitrogen dynamics (1) See appendix for reconciliation of adjusted EBITDA to the most directly comparable GAAP measure 17 Q4 2025 vs Q4 2024 Adjusted EBITDA $562 $ 398 $(34) $(67) $ 821 Adj. EBITDA Q4 2024 (1) Price Volume Realized Gas Cost Adj. EBITDA Q4 2025 (1) $ millions $(38) Other FY 2025 vs FY 2024 Adjusted EBITDA Adj. EBITDA FY 2024 (1) Price Volume Realized Gas Cost Adj. EBITDA FY 2025 (1) Other $2,284 $1,055 $ 79 $(316) $2,893 $(209) $ millions

Strong cash generation with significant return to shareholders

Q4 2025 Cash Sources and Uses


$ millions
$1,838
$539
Funded by JERA & Mitsui(2)
$(56)
Funded by CF(3)
$(170)
$(226)
Consolidated CF Capex
$(423)
$254
$1,982
Cash Q3 2025(1)
Cash from Operations
Capex
Return to Shareholders(4)
Other(5)
Cash Q4 2025(1)

FY 2025 Cash Sources and Uses


$ millions
$1,614
$2,752
$291
Funded by JERA & Mitsui(2)
$(184)
Funded by CF(3)
$(766)
$(950)
Consolidated CF Capex
$(304)
$(1,691)
$270
$1,982
Cash 2024(1)
Cash from Operations
JERA & Mitsui Blue Point JV Capital Contributions
Capex
CHS Distributions(6)
Return to Shareholders(4)
Other(5)
Cash 2025(1)

(1) Represents the cash and cash equivalents balance on the Company's Consolidated Balance Sheet at the end of each respective period
(2) Consists of 60% of the total Blue Point JV capex of ~$94M in Q4 2025 and $307M in FY 2025
(3) Includes Blue Point JV capex of ~$38M in Q4 2025 and $123M in FY 2025, which represents the 40% attributable to CF
(4) Represents share repurchases and dividends paid in Q4 2025 and FY 2025 as reflected on the Company's Consolidated Statements of Cash Flows
(5) Includes issuance in November 2025 of $1.0 billion aggregate principal amount of 5.300% senior notes due 2035 and redemption in December 2025 of $750 million outstanding principal amount of 4.500% senior secured notes due 2026
(6) Semi-annual distribution(s) paid to noncontrolling interest (CHS Inc.) in FY 2025

18

19 LTM Free Cash Flow (millions) C F Industries’ Free Cash Flow and Shares Outstanding as of Period End Shares Outstanding (millions) $2,165 $2,783 $1,799 $1,445 $1,789 208 196 188 170 154 125 135 145 155 165 175 185 195 205 215 $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 2021 2022 2023 2024 2025 Continued robust free cash flow participation Non - GAAP reconciliation: Cash from Operations to Free Cash Flow (millions) $2,752  $2,271  $2,757  $3,855  $2,873  (950)  (518)  (499)  (453)  (514)  (304)  (308)  (459)  (619)  (194)  291  -  -  -  -  1,789  $1,445  $1,799  $2,783  $2,165  154  170  188  196  208  End of period shares outstanding Cash from Operations Capital expenditures Distributions to noncontrolling interests Free Cash Flow Contributions from noncontrolling interests

2026 cost curve assumptions

Annual Average Energy Cost				
Location	**Source**	**2025E[1]**	**Current[2]**	**2026F[3]**
Gas Prices ($/MMBtu)				
Henry Hub	NYMEX	3.23	3.09	3.33
TTF	ICE	12.60	10.56	9.21
NBP	ICE	12.87	10.90	8.95
JKM	ICE	13.35	9.55	9.48
Oil ($/Bbl)				
Brent Crude	NYMEX	77	64	62
China Coal ($/tonne)				
Thermal	SX Coal/ Woodmac	103	84	77
Anthracite Powder	SX Coal/ Woodmac	157	118	119
Anthracite	SX Coal/ Woodmac	185	156	147
Exchange Rates				
RMB/USD	Bloomberg Composite	6.88	6.97	7.11
USD/EUR	Bloomberg Composite	1.12	1.16	1.16
USD/GBP	Bloomberg Composite	1.30	1.34	1.33

Notes: Market prices updated as of 1/14/2026; Coal prices as of 1/2/2026

(1) *2025E represents assumptions from October 2024 forecast cost curve, published in the CF Industries 3Q 2024 Earnings presentation*

(2) *Observed values as of January 14, 2026; Chinese coal prices reflected 2025 Dec monthly average*

(3) *Observed values in forward energy strips as of January 12, 2026 and Woodmac forecast. The data and information provided by Wood Mackenzie should not be interpreted as advice and you should not rely on it for any purpose. You may not copy or use this data and information except as expressly permitted by Wood Mackenzie in writing. To the fullest extent permitted by law, Wood Mackenzie accepts no responsibility for your use of this data and information except as specified in a written agreement you may have entered into with Wood Mackenzie for the provision of such data and information*

CF

20

Financial results – fourth quarter and FY 2025

In millions, except percentages, per MMBtu and EPS	Q4 2025	Q4 2024	FY 2025	FY 2024
Net sales	$ 1,872	$ 1,524	$ 7,084	$ 5,936
Gross margin	765	524	2,724	2,056
- As a percentage of net sales	40.9 %	34.4 %	38.5 %	34.6 %
Net earnings attributable to common stockholders	$ 404	$ 328	$ 1,455	$ 1,218
Net earnings per diluted share	2.59	1.89	8.97	6.74
EBITDA(1)	731	582	2,776	2,331
Adjusted EBITDA(1)	821	562	2,893	2,284
Diluted weighted-average common shares outstanding	156.1	173.5	162.2	180.7
Natural gas costs in cost of sales (per MMBtu)(2)	$ 3.17	$ 2.41	$ 3.30	$ 2.28
Realized derivatives loss in cost of sales (per MMBtu)(3)	0.03	0.02	0.01	0.12
Cost of natural gas used for production in cost of sales (per MMBtu)	$ 3.20	$ 2.43	$ 3.31	$ 2.40
Average daily market price of natural gas at the Henry Hub (per MMBtu)	3.68	2.42	3.53	2.25
Depreciation and amortization	228	221	898	925
Capital expenditures	226	197	950	518

(1) See appendix for reconciliations of EBITDA and adjusted EBITDA to the most directly comparable GAAP measures
(2) Includes the cost of natural gas used for production and related transportation that is included in cost of sales during the period under the first-in, first-out inventory cost method
(3) Includes realized gains and losses on natural gas derivatives settled during the period. Excludes unrealized mark-to-market gains and losses on natural gas derivatives

21

Non-GAAP: reconciliation of net earnings to EBITDA and adjusted EBITDA

In millions	Q4 2025	Q4 2024	FY 2025	FY 2024
Net earnings	**$ 495**	**$ 392**	**$ 1,798**	**$ 1,477**
Less: Net earnings attributable to noncontrolling interests	(91)	(64)	(343)	(259)
Net earnings attributable to common stockholders	**404**	**328**	**1,455**	**1,218**
Interest expense (income)—net	17	14	74	(2)
Income tax provision	107	41	441	285
Depreciation and amortization	228	221	898	925
Less other adjustments:				
Interest income (expense)—net in noncontrolling interests	1	—	2	—
Depreciation and amortization in noncontrolling interests	(25)	(21)	(90)	(91)
Loan fee amortization[(1)]	(1)	(1)	(4)	(4)
EBITDA	**$ 731**	**$ 582**	**$ 2,776**	**$ 2,331**
Unrealized net mark-to-market loss (gain) on natural gas derivatives	4	(2)	5	(35)
Gain on foreign currency transactions	—	(2)	(5)	—
Less: Gain on foreign currency transactions in noncontrolling interests	—	—	7	—
Asset impairment[(2)]	76	—	76	—
Loss on sale of Ince facility	—	—	23	—
Blue Point joint venture construction costs[(3)]	3	—	4	—
Loss on debt extinguishment	6	—	6	—
Pension settlement loss	1	—	1	—
Impact of employee benefit plan policy change	—	(16)	—	(16)
Integration costs	—	—	—	4
Total adjustments	90	(20)	117	(47)
Adjusted EBITDA	**$ 821**	**$ 562**	**$ 2,893**	**$ 2,284**

(1) Loan fee amortization is included in both interest expense (income)—net and depreciation and amortization
(2) Consists of asset impairment charges related to property, plant and equipment at the Donaldsonville and Yazoo City Complexes.
(3) Represents 40% of Blue Point joint venture costs related to the construction of the low-carbon ammonia production facility at our Blue Point Complex, which excludes the portion attributable to the noncontrolling interests

CF

22

23 Non - GAAP: reconciliation of net earnings to EBITDA and adjusted EBITDA, continued FY 2021 FY 2022 FY 2023 In millions $ 1,260 $ 3,937 $ 1,838 Net earnings (343) (591) (313) Less: Net earnings attributable to noncontrolling interests 917 3,346 1,525 Net earnings attributable to common stockholders 183 279 (8) Interest (income) expense — net 283 1,158 410 Income tax provision 888 850 869 Depreciation and amortization Less other adjustments: (95) (87) (85) Depreciation and amortization in noncontrolling interests (4) (4) (4) Loan fee amortization (1) $ 2,172 $ 5,542 $ 2,707 EBITDA 25 41 (39) Unrealized net mark - to - market (gain) loss on natural gas derivatives 6 28 — Loss on foreign currency transactions, including intercompany loans 285 — — U.K. goodwill impairment 236 239 — U.K. long - lived and intangible asset impairment — 19 10 U.K. operations restructuring — — 39 Acquisition and integration costs — — 43 Impairment of equity method investment in PLNL — (14) — Unrealized gain on embedded derivative liability — 17 — Pension settlement loss and curtailments gains — net 19 8 — Loss on debt extinguishment 571 338 53 Total adjustments $ 2,743 $ 5,880 $ 2,760 Adjusted EBITDA (1) Loan fee amortization is included in both interest (income) expense — net and depreciation and amortization

24 Non - GAAP: reconciliation of cash from operations to free cash flow, free cash flow yield and free cash flow to adjusted EBITDA conversion FY 2021 FY 2022 FY 2023 FY 2024 FY 2025 In millions, except percentages $ 2,873 $ 3,855 $ 2,757 $ 2,271 $ 2,752 Cash provided by operating activities (514) (453) (499) (518) (950) Capital expenditures (194) (619) (459) (308) (304) Distributions to noncontrolling interest — — — — 291 Contributions from noncontrolling interests $ 2,165 $ 2,783 $ 1,799 $ 1,445 $ 1,789 Free cash flow 14.7% 16.7% 12.0% 10.0% 15.1 % Free cash flow yield (1) 207.6 195.6 188.2 169.9 153.6 Shares outstanding as of period end 70.78 85.20 79.50 85.32 77.34 Share price as of period end — US dollars (2) $ 14,694 $ 16,665 $ 14,962 $ 14,496 $ 11,879 Market Cap $ 2,743 $ 5,880 $ 2,7 6 0 $ 2,284 $ 2,893 Adjusted EBITDA 79% 47% 65% 63% 62 % Free cash flow to Adjusted EBITDA conversion (3) 6.8x 6.0x 8.3x 10.0x 6.6x Market Cap/free cash flow (4) (1) Represents free cash flow divided by market value of equity (market cap) as of December 31 st (2) Source: FactSet (3) Represents free cash flow divided by adjusted EBITDA (4) Represents market cap divided by free cash flow. Market cap as of December 31 st of each year